Press release 6.28.2018 BBVA Compass capital plan receives no objection BBVA Compass announces response to 2018 CCAR capital plan  Fifth consecutive year BBVA Compass has received no objection response  Capital actions include common dividends of $315 million, subject to board approval BBVA Compass Bancshares, Inc., a Sunbelt-based bank holding company (BBVA Compass), announced today that the Board of Governors of the Federal Reserve System (Federal Reserve) did not object to its capital plan and capital actions proposed in the capital plan. BBVA Compass’ capital plan includes common dividends of $315 million during the covered period, subject to approval by BBVA Compass’ board of directors. “We are pleased that our capital plan and proposed capital actions once again received a no objection response from the Federal Reserve,” said Onur Genç, president and CEO of BBVA Compass. “The results of the CCAR along with the results of the Dodd-Frank Act Stress Test released last week illustrate the importance we have placed on instilling a disciplined capital management process while also effectively managing our risk profile. In turn, this has allowed us to maintain a strong capital position, including during the hypothetical severely adverse scenarios contemplated in these stress tests.” BBVA Compass submitted its capital plan, which was approved by its board of directors, to the Federal Reserve in April 2018 as part of the Comprehensive Capital Analysis and Review (CCAR) of 38 companies that represent the largest U.S. bank holding companies and large U.S. operations of foreign firms. The capital plan includes proposed potential capital actions covering the period from July 1, 2018, through June 30, 2019 (covered period). This marks the fifth year that BBVA Compass has been subject to CCAR and, in each of the periods covered, has received a no objection response by the Federal Reserve to its capital plan. On June 21, the Federal Reserve disclosed the results of its 2018 Dodd-Frank Act Stress Test (DFAST) for the 35 firms that represent bank holding companies with $100 billion or more in total consolidated assets and U.S. intermediate holding companies. Each of BBVA Compass’ projected regulatory capital ratios exceeded the applicable regulatory minimums as defined by the Federal Reserve for all the quarters included in the nine-quarter forecasting horizon beginning January 1, 2018, and ending March 31, 2020, under the hypothetical supervisory severely adverse scenario. Additional information pertaining to BBVA Compass’ CCAR and DFAST results can be found on our website at bbvacompass.com under the Investor Relations tab.

6.28.2018 Contact Details: Al Ortiz Ed Bilek External Communications Investor Relations Tel. 281 433 5640 Tel. 205 297 3331 al.ortiz@bbva.com ed.bilek@bbva.com About BBVA Compass BBVA Compass is a Sunbelt-based financial institution that operates 649 branches, including 336 in Texas, 89 in Alabama, 63 in Arizona, 61 in California, 45 in Florida, 37 in Colorado and 18 in New Mexico. BBVA Compass ranks among the top 25 largest U.S. commercial banks based on deposit market share and ranks among the largest banks in Alabama (2nd), Texas (4th) and Arizona (6th). BBVA Compass has been recognized as one of the leading small business lenders by the Small Business Administration (SBA) and ranked 6th nationally in the total number of SBA loans originated in fiscal year 2017. Additional information about BBVA Compass can be found under the Investor Relations tab at bbvacompass.com, by following @BBVACompassNews on Twitter or visiting newsroom.bbvacompass.com. About BBVA Group BBVA (NYSE: BBVA) is a customer-centric global financial services group founded in 1857. The Group has a strong leadership position in the Spanish market, is the largest financial institution in Mexico, it has leading franchises in South America and the Sunbelt Region of the United States; and it is also the leading shareholder in Garanti, Turkey’s biggest bank for market capitalization. Its diversified business is focused on high-growth markets and it relies on technology as a key sustainable competitive advantage. Corporate responsibility is at the core of its business model. BBVA fosters financial education and inclusion, and supports scientific research and culture. It operates with the highest integrity, a long-term vision and applies the best practices. More information about BBVA Group can be found at bbva.com. On April 5, 2018, BBVA filed its annual report on Form 20-F for the year ended December 31, 2017, with the U.S. Securities and Exchange Commission. A copy can be accessed on the BBVA website at https://shareholdersandinvestors.bbva.com/the-share/adrs-english/. Holders of BBVA’s American Depositary Receipts (ADRs) may request a hard copy of the Form 20-F for the year ended December 31, 2017, including complete audited financial statements, free of charge. To request a copy, contact Ed Bilek at ed.bilek@bbva.com. Forward-Looking Statements Certain statements in this press release may contain forward-looking statements about BBVA Compass Bancshares, Inc. (the “Company”) and its industry that involve substantial risks and uncertainties. The use of “we,” “our” and similar terms refer to the Company. Statements other than statements of current or historical fact, including statements regarding our future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, and the impact of any laws or regulations applicable to the Company, constitute forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions are intended to identify these forward-looking statements. These forward-looking statements reflect the Company’s views regarding future events and financial performance. Such statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond the Company’s control, that could cause actual results to differ materially from anticipated results. If the Company’s assumptions and estimates are incorrect, or if the Company becomes subject to significant limitations as the result of litigation or regulatory action, then the Company’s actual results could vary materially from those expressed or implied in these forward-looking statements. The forward-looking statements are and will be based on the Company’s then current views and assumptions regarding future events and speak only as of their dates made. The Company assumes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by securities law or regulation. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 28, 2018, as updated by our subsequent SEC filings.